UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2020
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2020, Valvoline LLC, a wholly-owned subsidiary of Valvoline Inc. (the “Company”), Lex Capital LLC, a wholly-owned subsidiary of Valvoline LLC (“LEX”), the Originators, the Investors, Letter of Credit Issuers, Managing Agents and Administrators (all as defined in the Transfer and Administration Agreement) and PNC Bank, National Association (the “Agent”), as agent for the Investors entered into a Second Amendment (the “Amendment”) to the Transfer and Administration Agreement, dated as of November 29, 2016 (the “AR Securitization Facility”).

The Amendment to the AR Securitization Facility extends the term of facility thereunder to November 19, 2021 from November 19, 2020. In addition, the Amendment contains provisions relating to the possible discontinuance of the London Interbank Offered Rate (“LIBOR”) used in the Offshore Rate (as defined in the AR Securitization Facility). Upon the occurrence of a Benchmark Transition Event (as defined in the Amendment), the Agent and LEX may amend the AR Securitization Facility to replace the Offshore Rate with a Benchmark Replacement (as defined in the Amendment).

The foregoing description of the Amendment is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 30, 2020, Valvoline held its Annual Meeting of Shareholders (“Annual Meeting”). At the Annual Meeting, a total of 175,876,415 shares of Valvoline Common Stock, representing 93.33% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: All of the nominees for director were elected to serve a one-year term until the following annual meeting of Valvoline’s shareholders and until their successors have been duly elected and qualified, by the votes set forth in the table below:

Nominees	For	Against	Abstain	Broker Non-Vote
Gerald W. Evans, Jr.	159,917,932	3,500,014	484,650	11,973,819
Richard J. Freeland	150,848,685	12,554,844	499,067	11,973,819
Stephen F. Kirk	159,531,584	3,890,333	480,679	11,973,819
Carol H. Kruse	159,483,048	3,957,224	462,324	11,973,819
Stephen E. Macadam	158,301,225	5,101,058	500,313	11,973,819
Vada O. Manager	158,027,650	5,393,252	481,694	11,973,819
Samuel J. Mitchell, Jr.	159,510,901	3,957,474	434,221	11,973,819
Charles M. Sonsteby	159,452,146	3,947,633	502,817	11,973,819
Mary J. Twinem	159,404,855	4,023,698	474,043	11,973,819

Proposal 2: The appointment of Ernst & Young LLP as Valvoline’s independent registered public accounting firm for fiscal 2020 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
174,945,833	433,796	496,786	0

Proposal 3: The non-binding advisory resolution approving the compensation paid to Valvoline’s named executive officers, as disclosed in Valvoline’s Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
157,348,376	5,898,806	655,414	11,973,819

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1
Second Amendment, dated as of January 31, 2020, to the Transfer and Administration Agreement, dated as of November 29, 2016, among Valvoline LLC, Lex Capital LLC, the Originators, the Investors, Letter of Credit Issuers, Managing Agents and Administrators party thereto, and PNC Bank National Association, as agent for the Investors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: February 4, 2020	By:	/s/ Julie M. O'Daniel
Julie M. O'Daniel
Senior Vice President, Chief Legal Officer & Corporate Secretary